TRITON INTERNATIONAL REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS AND DECLARES QUARTERLY DIVIDENDS

Hamilton, Bermuda – February 14, 2023 – Triton International Limited (NYSE: TRTN) ("Triton")

Highlights:
•Net income attributable to common shareholders for the fourth quarter of 2022 was $152.2 million or $2.61 per diluted share, a decrease of 2.2% from the fourth quarter of 2021 and a decrease of 9.4% from the third quarter of 2022.
•Adjusted net income for the fourth quarter of 2022 was $160.7 million or $2.76 per diluted share, an increase of 3.4% from the fourth quarter of 2021 and a decrease of 4.2% from the third quarter of 2022.
•Net income attributable to common shareholders was $694.8 million for the full year of 2022, or $11.19 per diluted share, an increase of 55.0% from 2021.
•Adjusted net income was $702.8 million for the full year of 2022, or $11.32 per diluted share, an increase of 23.6% from 2021. Adjusted return on equity was 28.4% in 2022.
•Utilization averaged 98.4% in the fourth quarter of 2022 and was 97.6% as of February 8, 2023.
•Triton repurchased 2.8 million common shares during the fourth quarter and 9.1 million common shares during 2022. An additional 0.6 million common shares were repurchased through February 8, 2023.

Financial Results
The following table summarizes Triton’s selected key financial information for the three and twelve months ended December 31, 2022 and December 31, 2021 and the three months ended September 30, 2022.

	(in millions, except per share data)
	Three Months Ended,			Twelve Months Ended,
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Total leasing revenues	$416.3	$424.7	$417.2	$1,679.7	$1,533.9

GAAP
Net income attributable to common shareholders	$152.2	$176.8	$177.4	$694.8	$484.5
Net income per share - Diluted	$2.61	$2.88	$2.67	$11.19	$7.22

Non-GAAP (1)
Adjusted net income	$160.7	$176.5	$177.5	$702.8	$614.2
Adjusted net income per share - Diluted	$2.76	$2.88	$2.67	$11.32	$9.16

Adjusted return on equity (2)	25.4%	27.5%	30.7%	28.4%	28.1%
(1)Refer to the "Use of Non-GAAP Financial Items" and "Non-GAAP Reconciliations of Adjusted Net Income" set forth below.
(2)Refer to the “Calculation of Adjusted Return on Equity” set forth below.

Operating Performance
"Triton's results in the fourth quarter of 2022 provided a strong finish to an outstanding year," commented Brian Sondey, Chief Executive Officer of Triton. "In the fourth quarter, Triton generated $2.76 of Adjusted net income per share and achieved an annualized Adjusted return on equity over 25%. Triton's results in the fourth quarter included $4.8 million of gains from lease buyout transactions and a $3.0 million benefit from previously taken credit provisions. In total, these items added $0.13 to our Adjusted net income per share. For the full year of 2022, Triton generated $11.32 of Adjusted net income per share and achieved an Adjusted return on equity of 28.4%."

"Triton's outstanding performance reflects durable enhancements we have made to our business. In 2020 and 2021, Triton capitalized on very strong market conditions to drive rapid growth in our container fleet and to significantly extend the average duration of our lease portfolio. We were also able to take advantage of very low interest rates as well as our upgrade to an investment grade debt rating to refinance most of our debt portfolio, locking in low-cost long-term financing."

"Global trade volumes decreased in 2022 due to a variety of global economic and geopolitical challenges and as consumers shifted spending back to services. Logistical bottlenecks also eased in 2022, leading to improved container turn times. As a result, most of our customers shifted from aggressive container fleet expansion to fleet reductions. While Triton's operating metrics faced pressure in 2022, our performance remained strong. Our utilization averaged 99.1% in 2022, and currently stands at 97.6%."

"Triton continued to generate strong cash flow in 2022, reflecting the power and stability of our business model. We also demonstrated our ability to use our cash flow to drive shareholder value across a wide range of market environments as we shifted our investment focus from rapid fleet growth to aggressive share repurchases. We repurchased 9.1 million shares in 2022 for prices that we believe are compelling, leading to a 13.8% reduction in our outstanding shares while also decreasing leverage."

Outlook
Mr. Sondey continued, "We expect our utilization will continue to gradually trend down as long as market conditions remain challenging, but we expect our operating and financial performance will remain strong. The first quarter is typically the slow season for dry containers and has the fewest number of days. In addition, we expect used container sale prices and our disposal gains will begin to decrease more quickly. Our financial results will also not have the benefit of the transactions that added $0.13 to our Adjusted net income per share in the fourth quarter. As a result, we expect our Adjusted net income per share will decrease from the fourth quarter of 2022 to the first quarter of 2023."

"The trajectory of our performance after the first quarter will depend on how market conditions evolve. The outlook for global economic conditions is uncertain, but our fleet remains well protected by our lease portfolio, and container supply and demand usually rebalance quickly due to the short order cycle for containers and the steady disposal of older assets. We also expect to continue to use our strong cash flow to reduce our share count further, and we have historically been successful in putting equipment back on hire quickly when market conditions improve. As a result, we expect to maintain a high level of operating and financial performance throughout 2023, and expect our EPS trajectory will turn positive when market conditions stabilize and recover."

Common and Preferred Share Dividends
Triton’s Board of Directors has declared a quarterly cash dividend of $0.70 per common share, payable on March 24, 2023 to shareholders of record at the close of business on March 10, 2023.

The Company's Board of Directors also declared a cash dividend payable on March 15, 2023 to holders of record at the close of business on March 8, 2023 on Triton's issued and outstanding preferred shares as follows:

Preferred Share Series	Dividend Rate	Dividend Per Share
Series A Preferred Shares (NYSE:TRTNPRA)	8.500%	$0.5312500
Series B Preferred Shares (NYSE:TRTNPRB)	8.000%	$0.5000000
Series C Preferred Shares (NYSE:TRTNPRC)	7.375%	$0.4609375
Series D Preferred Shares (NYSE:TRTNPRD)	6.875%	$0.4296875
Series E Preferred Shares (NYSE:TRTNPRE)	5.750%	$0.3593750

Fourth Quarter 2022 Investor Webcast
Triton will hold a Webcast at 8:30 a.m. (New York time) on Tuesday, February 14, 2023 to discuss its fourth quarter results. To listen by phone, please dial 1-877-418-5277 (domestic) or 1-412-717-9592 (international) approximately 15 minutes prior to the start time and reference the Triton International Limited conference call. To access the live Webcast please visit Triton's website at http://www.trtn.com. An archive of the Webcast will be available one hour after the live call.

About Triton International Limited
Triton International Limited is the world’s largest lessor of intermodal freight containers. With a container fleet of over 7 million twenty-foot equivalent units ("TEU"), Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis.

Contact
Andrew Kohl
Vice President
Corporate Strategy & Investor Relations
914-697-2900

Utilization, Fleet, and Leasing Revenue Information

The following table summarizes the equipment fleet utilization for the periods indicated:

	Quarter Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Average Utilization (1)	98.4%	99.1%	99.4%	99.6%
Ending Utilization (1)	98.1%	98.8%	99.3%	99.5%
(1)Utilization is computed by dividing total units on lease (in CEU) by the total units in our fleet (in CEU), excluding new units not yet leased and off-hire units designated for sale.

The following table summarizes the equipment fleet as of December 31, 2022, September 30, 2022, and December 31, 2021 (in units, TEUs and CEUs):

	Equipment Fleet in Units			Equipment Fleet in TEU
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	September 30, 2022	December 31, 2021
Dry	3,784,386	3,833,065	3,843,719	6,458,705	6,540,720	6,531,816
Refrigerated	227,628	229,839	235,338	442,489	446,678	457,172
Special	92,379	91,949	92,411	169,290	168,441	169,004
Tank	12,000	11,911	11,692	12,000	11,911	11,692
Chassis	27,937	25,823	24,139	52,744	48,615	44,554
Equipment leasing fleet	4,144,330	4,192,587	4,207,299	7,135,228	7,216,365	7,214,238
Equipment trading fleet	48,328	47,696	53,204	79,102	77,755	83,692
Total	4,192,658	4,240,283	4,260,503	7,214,330	7,294,120	7,297,930

	Equipment in CEU(1)
	December 31, 2022	September 30, 2022	December 31, 2021
Operating leases	7,147,332	7,210,150	7,291,769
Finance leases	662,822	676,310	623,136
Equipment trading fleet	75,697	73,529	81,136
Total	7,885,851	7,959,989	7,996,041
(1)In the equipment fleet tables above, we have included total fleet count information based on CEU. CEU is a ratio used to convert the actual number of containers in our fleet to a figure based on the relative purchase prices of our various equipment types to that of a 20-foot dry container. For example, the CEU ratio for a 40-foot high cube dry container is 1.70, and a 40-foot high cube refrigerated container is 7.50. These factors may differ slightly from CEU ratios used by others in the industry.

The following table provides a summary of our equipment lease portfolio by lease type, based on CEU and net book value, as of December 31, 2022:

Lease Portfolio	By CEU	By Net Book Value
Long-term leases	72.4%	72.8%
Finance leases	9.0	15.4
Subtotal	81.4	88.2
Service leases	6.7	4.2
Expired long-term leases, non-sale age (units on hire)	6.8	5.0
Expired long-term leases, sale-age (units on hire)	5.1	2.6
Total	100.0%	100.0%

The following table summarizes our leasing revenue for the periods indicated (in thousands):

	Three Months Ended,
	December 31, 2022	September 30, 2022	December 31, 2021
Operating leases
Per diem revenues	$369,837	$379,623	$383,529
Fee and ancillary revenues	18,213	15,777	11,092
Total operating lease revenues	388,050	395,400	394,621
Finance leases	28,257	29,283	22,541
Total leasing revenues	$416,307	$424,683	$417,162

Share Repurchase Information

The following table provides information with respect to our purchases of the Company's common shares for the periods indicated:

	Total Number of Shares Purchased	Average Price Paid per Share
July 1, 2021 through September 30, 2021	378,765	$51.19
October 1, 2021 through December 31, 2021	1,149,408	$57.52
2021 Total	1,528,173	$55.95

January 1, 2022 through March 31, 2022	1,257,374	$63.74
April 1, 2022 through June 30, 2022	1,832,240	$60.04
July 1, 2022 through September 30, 2022	3,200,340	$59.21
October 1, 2022 through December 31, 2022	2,775,332	$63.19
2022 Total	9,065,286	$61.22

January 1, 2023 through February 8, 2023	583,343	$70.74

Total	11,176,802	$61.00

Important Cautionary Information Regarding Forward-Looking Statements

Certain statements in this release, other than purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements relating to Triton's future financial and operating performance and key drivers thereof; anticipated trends in the market and industry; future capital expenditures, including anticipated payments of dividends and amount, manner and timing of share repurchases under the share repurchase authorization; and other statements regarding prospects and business strategies. Statements that include the words "expect," "intend," "plan," "seek," "believe," "project," "predict," "anticipate," "potential," "will," "may," "would" and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.

These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following: decreases in the demand for leased containers; decreases in market leasing rates for containers; difficulties in re-leasing containers after their initial fixed-term leases; our customers' decisions to buy rather than lease containers; increases in the cost of repairing and storing our off-hire containers; our dependence on a limited number of customers and suppliers; customer defaults; decreases in the selling prices of used containers; the impact of COVID-19 or future global pandemics on our business and financial results; risks resulting from the political and economic policies of the United States and other countries, particularly China, including but not limited to, the impact of trade wars, duties, tariffs or geo-political conflict; risks stemming from the international nature of our business, including global and regional economic conditions, including inflation and attempts to control inflation, and geopolitical risks such as the ongoing war in Ukraine; extensive competition in the container leasing industry; decreases in demand for international trade; disruption to our operations from failures of, or attacks on, our information technology systems; disruption to our operations as a result of natural disasters; compliance with laws and regulations related to economic and trade sanctions, security, anti-terrorism, environmental protection and anti-corruption; the availability and cost of capital; restrictions imposed by the terms of our debt agreements; changes in tax laws in Bermuda, the United States and other countries; and other risks and uncertainties, including those risk factors set forth in the section entitled "Risk Factors" in our Form 10-K filed with the Securities and Exchange Commission ("SEC") on February 15, 2022, and in any subsequent documents filed or to be filed with the SEC by Triton from time to time, including our Form 10-K for the year ended December 31, 2022, which we expect to file with the SEC on or about February 14, 2023.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere. Any forward-looking statements made herein are qualified in their entirety by these cautionary statements. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

-Financial Tables Follow-

TRITON INTERNATIONAL LIMITED
Consolidated Balance Sheets
(In thousands, except share data)

	December 31, 2022	December 31, 2021
ASSETS:
Leasing equipment, net of accumulated depreciation of $4,289,259 and $3,919,181	$9,530,396	$10,201,113
Net investment in finance leases	1,639,831	1,558,290
Equipment held for sale	138,506	48,746
Revenue earning assets	11,308,733	11,808,149
Cash and cash equivalents	83,227	106,168
Restricted cash	103,082	124,370
Accounts receivable, net of allowances of $2,075 and $1,178	226,554	294,792
Goodwill	236,665	236,665
Lease intangibles, net of accumulated amortization of $291,837 and $281,340	6,620	17,117
Other assets	28,383	50,346
Fair value of derivative instruments	115,994	6,231
Total assets	$12,109,258	$12,643,838
LIABILITIES AND SHAREHOLDERS' EQUITY:
Equipment purchases payable	$11,817	$429,568
Fair value of derivative instruments	2,117	48,277
Deferred revenue	333,260	92,198
Accounts payable and other accrued expenses	71,253	70,557
Net deferred income tax liability	411,628	376,009
Debt, net of unamortized costs of $55,863 and $63,794	8,074,820	8,562,517
Total liabilities	8,904,895	9,579,126

Shareholders' equity:
Preferred shares, $0.01 par value, at liquidation preference	730,000	730,000
Common shares, $0.01 par value, 270,000,000 shares authorized, 81,383,024 and 81,295,366 shares issued, respectively	814	813
Undesignated shares, $0.01 par value, 800,000 shares authorized, no shares issued and outstanding	—	—
Treasury shares, at cost, 24,494,785 and 15,429,499 shares, respectively	(1,077,559)	(522,360)
Additional paid-in capital	909,911	904,224
Accumulated earnings	2,531,928	2,000,854
Accumulated other comprehensive income (loss)	109,269	(48,819)
Total shareholders' equity	3,204,363	3,064,712
Total liabilities and shareholders' equity	$12,109,258	$12,643,838

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Leasing revenues:
Operating leases	$388,050	$394,621	$1,564,486	$1,480,495
Finance leases	28,257	22,541	115,200	53,385
Total leasing revenues	416,307	417,162	1,679,686	1,533,880

Equipment trading revenues	20,860	39,423	147,874	142,969
Equipment trading expenses	(19,079)	(33,354)	(131,870)	(108,870)
Trading margin	1,781	6,069	16,004	34,099

Net gain on sale of leasing equipment	25,156	28,096	115,665	107,060

Operating expenses:
Depreciation and amortization	154,661	165,384	634,837	626,240
Direct operating expenses	18,238	5,614	42,381	26,860
Administrative expenses	23,996	23,993	93,011	89,319
Provision (reversal) for doubtful accounts	(2,998)	(8)	(3,102)	(2,475)
Total operating expenses	193,897	194,983	767,127	739,944
Operating income (loss)	249,347	256,344	1,044,228	935,095
Other expenses:
Interest and debt expense	59,798	52,669	226,091	222,024
Unrealized (gain) loss on derivative instruments, net	(23)	—	(343)	—
Debt termination expense	80	1,330	1,933	133,853
Other (income) expense, net	(41)	(184)	(1,182)	(1,379)
Total other expenses	59,814	53,815	226,499	354,498
Income (loss) before income taxes	189,533	202,529	817,729	580,597
Income tax expense (benefit)	24,325	12,076	70,807	50,357
Net income (loss)	$165,208	$190,453	$746,922	$530,240
Less: dividend on preferred shares	13,028	13,027	52,112	45,740
Net income (loss) attributable to common shareholders	$152,180	$177,426	$694,810	$484,500
Net income per common share—Basic	$2.63	$2.68	$11.25	$7.26
Net income per common share—Diluted	$2.61	$2.67	$11.19	$7.22
Cash dividends paid per common share	$0.70	$0.65	$2.65	$2.36
Weighted average number of common shares outstanding—Basic	57,820	66,113	61,778	66,728
Dilutive restricted shares	405	428	322	340
Weighted average number of common shares outstanding—Diluted	58,225	66,541	62,100	67,068

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Cash Flows
(In thousands)

	Twelve Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$746,922	$530,240
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	634,837	626,240
Amortization of deferred debt cost and other debt related amortization	11,112	11,603
Lease related amortization	11,285	17,654
Share-based compensation expense	12,512	9,365
Net (gain) loss on sale of leasing equipment	(115,665)	(107,060)
Unrealized (gain) loss on derivative instruments	(343)	—
Debt termination expense	1,933	133,853
Deferred income taxes	26,018	43,077
Changes in operating assets and liabilities:
Accounts receivable	44,119	(50,336)
Deferred revenue	287,328	83,600
Accounts payable and other accrued expenses	4,620	(6,860)
Net equipment sold (purchased) for resale activity	(93)	7,606
Cash received (paid) for settlement of interest rate swaps	19,026	5,497
Cash collections on finance lease receivables, net of income earned	180,075	74,117
Other assets	21,182	26,568
Net cash provided by (used in) operating activities	1,884,868	1,405,164
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(943,062)	(3,434,394)
Proceeds from sale of equipment, net of selling costs	296,737	217,078
Other	(638)	(70)
Net cash provided by (used in) investing activities	(646,963)	(3,217,386)
Cash flows from financing activities:
Issuance of preferred shares, net of underwriting discount	—	169,488
Purchases of treasury shares	(554,095)	(82,528)
Debt issuance costs	(10,162)	(42,631)
Borrowings under debt facilities	1,952,600	8,690,006
Payments under debt facilities and finance lease obligations	(2,449,367)	(6,635,987)
Dividends paid on preferred shares	(52,112)	(45,321)
Dividends paid on common shares	(162,174)	(157,312)
Other	(6,824)	(4,951)
Net cash provided by (used in) financing activities	(1,282,134)	1,890,764
Net increase (decrease) in cash, cash equivalents and restricted cash	$(44,229)	$78,542
Cash, cash equivalents and restricted cash, beginning of period	230,538	151,996
Cash, cash equivalents and restricted cash, end of period	$186,309	$230,538
Supplemental disclosures:
Interest paid	$208,714	$211,412
Income taxes paid (refunded)	$47,010	$7,933
Right-of-use asset for leased property	$907	$2,517
Supplemental non-cash investing activities:
Equipment purchases payable	$11,817	$429,568

Use of Non-GAAP Financial Items

We use the terms "Adjusted net income" and "Adjusted return on equity" throughout this press release.

Adjusted net income and Adjusted return on equity are not items presented in accordance with U.S. GAAP and should not be considered as alternatives to, or more meaningful than, amounts determined in accordance with U.S. GAAP, including net income.

Adjusted net income is adjusted for certain items management believes are not representative of our operating performance. Adjusted net income is defined as net income attributable to common shareholders excluding debt termination expenses net of tax, unrealized gains and losses on derivative instruments net of tax, and foreign and other income tax adjustments.

We believe that Adjusted net income is useful to an investor in evaluating our operating performance because this item:

•is widely used by securities analysts and investors to measure a company's operating performance;

•helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing certain non-routine events which we do not expect to occur in the future; and

•is used by our management for various purposes, including as measures of operating performance and liquidity, to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided a reconciliation of Net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to Adjusted net income in the table below for the three months ended December 31, 2022, September 30, 2022, and December 31, 2021 and for the twelve months ended December 31, 2022 and December 31, 2021.

Additionally, the calculation for Adjusted return on equity is adjusted annualized net income divided by average shareholders' equity. Management utilizes Adjusted return on equity in evaluating how much profit the Company generates on the shareholders' equity in the Company and believes it is useful for comparing the profitability of companies in the same industry.

Certain forward-looking information included in this press release is provided only on a non-GAAP basis without a reconciliation of these measures to the mostly directly comparable GAAP measure due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. These items depend on highly variable factors, many of which may not be in our control, and which could vary significantly from future GAAP financial results.

TRITON INTERNATIONAL LIMITED Non-GAAP Reconciliations of Adjusted Net Income (In thousands, except per share amounts)

	Three Months Ended,			Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income attributable to common shareholders	$152,180	$176,809	$177,426	$694,810	$484,500
Add (subtract):
Unrealized loss (gain) on derivative instruments, net	(20)	17	—	(303)	—
Debt termination expense	69	180	1,119	1,589	131,818
State and other income tax adjustments	8,551	(510)	(957)	8,041	(1,453)
Tax benefit from vesting of restricted shares	(107)	—	(40)	(1,291)	(683)
Adjusted net income	$160,673	$176,496	$177,548	$702,846	$614,182
Adjusted net income per common share—Diluted	$2.76	$2.88	$2.67	$11.32	$9.16
Weighted average number of common shares outstanding—Diluted	58,225	61,364	66,541	62,100	67,068

TRITON INTERNATIONAL LIMITED Calculation of Adjusted Return on Equity (In thousands)

	Three Months Ended,			Twelve Months Ended,
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Adjusted net income	$160,673	$176,496	$177,548	$702,846	$614,182
Annualized Adjusted net income (1)	637,453	700,229	704,402	702,846	614,182

Average Shareholders' equity (2)(3)	$2,509,142	$2,544,111	$2,291,791	$2,473,570	$2,187,185

Adjusted return on equity	25.4%	27.5%	30.7%	28.4%	28.1%
(1)Annualized Adjusted net income was calculated based on calendar days per quarter.
(2)Average Shareholders' equity was calculated using the quarter’s beginning and ending Shareholder’s equity for the three-month ended periods, and the ending Shareholder's equity from each quarter in the current year and December 31 of the previous year for the twelve-month ended periods.
(3)Average Shareholders' equity was adjusted to exclude preferred shares.